EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
Neurologix, Inc.
Fort Lee, NJ
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-136943) of Neurologix, Inc. of our report dated March 27, 2007, relating to the consolidated financial statements, which appear in this Form 10-KSB.
/s/ BDO Seidman, LLP
New York, NY 10017
April 2, 2007